As filed with the Securities and Exchange Commission on April 8, 2011

Registration No. 333-163396

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOTIME, INC.

California	94-3127919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100, Alameda, California  94502
     (Address of principal executive offices)    (Zip Code)

2002 Stock Option Plan
(Full title of the plan)

Robert W. Peabody
Senior Vice President, Chief Operating Officer, and Chief Financial Officer
BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Name and address of agent for service)

(510) 521-3390
(Telephone number, including area code, of agent for service)

_________________________

Copies of all communications, including all communications sent to the agent for service, should be sent to:
RICHARD S. SOROKO, ESQ.
Thompson, Welch, Soroko & Gilbert LLP
201 Tamal Vista Blvd.
Corte Madera, California   94925
Tel. (415) 927-5200
_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The contents of Registration Statement on Form S-8 File No. 333-101651 and Registration Statement on Form S-8 File No. 333-122844 are hereby incorporated by reference.

Item 8.  Exhibits.

Exhibit
Numbers                                                                Description

4.1	Specimen of Common Share Certificate.H

4.2	2002 Stock Option Plan, as amendedHH

5.1	Opinion of CounselHH

23.1	Consent of Rothstein Kass & Company, P.C.*

23.2	Consent of Counsel (Included in Exhibit 5.1)

H Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

HH Previously filed

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this  Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on April 1, 2011.

BIOTIME, INC.

By	/s/ Michael D. West
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. West	Chief Executive Officer and	April 1, 2011
MICHAEL D. WEST, PH.D.	Director (Principal Executive Officer)

/s/ Robert W. Peabody	Chief Financial Officer (Principal	April 1, 2011
ROBERT W. PEABODY	Financial and Accounting Officer)

/s/ Neal C. Bradsher	Director	April 1, 2011
NEAL C. BRADSHER

/s/ Arnold I. Burns	Director	April 1, 2011
ARNOLD I. BURNS

	Director	April __, 2011
ABRAHAM E. COHEN

/s/ Alfred D. Kingsley	Director	April 1, 2011
ALFRED D. KINGSLEY

	Director	April __, 2011
PEDRO LICHTINGER

/s/ Judith Segall	Director	April 1, 2011
JUDITH SEGALL

EXHIBIT INDEX

Exhibit
Numbers                                                                Description

4.1	Specimen of Common Share Certificate.H

4.2	2002 Stock Option Plan, as amendedHH

5.1	Opinion of CounselHH

23.1	Consent of Rothstein Kass & Company, P.C.*

23.2	Consent of Counsel (Included in Exhibit 5.1)

H Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

HH Previously filed.

* Filed herewith.